EXHIBIT 16


LETTERHEAD  OF  LEVITZ,  ZACKS  &  CICERIC

March  25,  2002

SECURITIES  AND  EXCHANGE  COMMISSION
450  Fifth  Street,  NW
Washington,  DC  20549

Re:     Greenland  Corporation
        ----------------------

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of Greenland Corporation dated March 25, 2002 to the extent such comments pertain to our firm.




_______________________________
LEVITZ,  ZACKS  &  CICERIC
CERTIFIED  PUBLIC  ACCOUNTANTS